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                                                                     Exhibit 4.1

    CERTIFICATE NO. ______                                           ______UNITS

                            CERTIFICATE OF OWNERSHIP
                            HUSKER AG PROCESSING, LLC
                           A LIMITED LIABILITY COMPANY


         THIS DOCUMENT CERTIFIES THAT: _________________________________, has
made a capital contribution in HUSKER AG PROCESSING, LLC, a Nebraska limited liability company, as reflected on the company's books and records and is vested with an ownership interest in the company consisting of five (5) Units (as defined in the company operating agreement). The stated capital contribution and proportionate ownership interest is subject to change and is reflected in the books and records of the company which are prepared and kept in accordance with the articles of organization and operating agreement as may be in force from time to time.

         RESTRICTIONS:

         The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of Husker Ag Processing, LLC as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of Husker Ag Processing, LLC.

         IN WITNESS WHEREFORE, the duly authorized officers of this company have hereunto subscribed their names to this CERTIFICATE OF OWNERSHIP this ___ day of , 20__.




     -----------------------------------           -----------------------------
     Gary Kuester, Chairman of the Board           Jack G. Frahm, Secretary


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FOR VALUE RECEIVED ________________HEREBY SELL, ASSIGN AND TRANSFER UNTO

______________________________________ MEMBERSHIP UNITS REPRESENTED BY THE
WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT___________ ATTORNEY TO TRANSFER SAID MEMBERSHIP UNITS ON THE BOOKS OF THE WITHIN NAMED LIMITED LIABILITY COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED: ______________, 20_____  ______________________________________________
                                        (MEMBER SIGNATURE)



                                             _________________________________
                                                    (MEMBER SIGNATURE)

                                             NOTICE: THE SIGNATURE TO THIS
                                             ASSIGNMENT MUST CORRESPOND WITH
                                             THE NAME AS WRITTEN UPON THE FACE
                                             OF THIS CERTIFICATE IN EVERY
                                             PARTICULAR, WITHOUT ALTERATION OR
                                             ENLARGEMENT OR ANY CHANGE WHATEVER.

IN PRESENCE OF:

DATED: ______________, 20_____      ____________________________________
                                         (WITNESS SIGNATURE)